Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by * and [ ], have been separately filed with the Commission.


Ex. 10.78                CONTRACT MANUFACTURING AGREEMENT


         This Agreement is entered into as of this 21st day of November 1995, by and between Boehringer Ingelheim Pharmaceuticals, Inc., 900 Ridgebury Road, Ridgefield, Connecticut 06877 (hereinafter referred to as "BOEHRINGER"), and Interneuron Pharmaceuticals, Inc., One Ledgemont Center, 99 Hayden Avenue, Lexington, Massachusetts 02173 (hereinafter referred to as "INTERNEURON").

         WHEREAS, BOEHRINGER is a contract manufacturer of pharmaceutical products; and

         WHEREAS, INTERNEURON desires that BOEHRINGER manufacturer and supply to INTERNEURON the Product, as hereinafter defined , and

         WHEREAS, BOEHRINGER is willing to manufacture and supply the PRODUCT as hereinafter defined, to INTERNEURON in accordance with the provisions hereof.

         NOW THEREFORE, in consideration of the premises and the undertakings of the parties hereinafter set forth, the parties agree as follows:

                                 1. DEFINITIONS

         1.1 "PRODUCT" shall mean the capsule dosage form of the pharmaceutical product containing 15 mg. of dexfenfluramine HCl, packaged for sale in bottles of either 60, 100, 500 or 1,000 capsules each, or in blister cards containing 10 capsules with 10 cards per package, or packaged for distribution as samples in a form to be agreed upon by the parties, which meets the SPECIFICATIONS.

         1.2 "SPECIFICATIONS" shall mean any and all specifications for the manufacture, testing, labeling and packaging of the PRODUCT, as provided by INTERNEURON to BOEHRINGER, attached as Exhibit A and as modified from time to time. All SPECIFICATIONS and any changes agreed to by the parties from time to time shall be in writing, dated and signed by the parties.

         1.3 "NDA" shall mean the New Drug Application for the PRODUCT submitted to the FDA and as subsequently approved by the FDA as the same may be supplemented or amended from time to time.

         1.4      "FDA" shall mean the U.S. Food and Drug Administration.

         1.5      "DEA" shall mean the U.S. Drug Enforcement Administration.

         1.6 "ACTIVE INGREDIENT" shall mean the active ingredient dexfenfluramine HCl, provided to BOEHRINGER free of charge, for use in the manufacture of the PRODUCT.

         1.7 "BATCH(ES)" shall mean approximately 840,000 capsules of the PRODUCT, presently containing approximately 12.6 kg of the ACTIVE INGREDIENT in the manufacture of each such BATCH. INTERNEURON shall use its best efforts to have the size of the BATCH increased to 3,360,000 capsules, containing approximately
50.4 kg of the ACTIVE INGREDIENT of the PRODUCT by the FDA, or such other size as INTERNEURON and BOEHRINGER shall mutually agree. When the batch size is increased it is expected that the BOEHRINGER cost structure would reflect the resulting economies of scale.

         1.8 "LAUNCH" shall mean the date of first commercial shipment of the PRODUCT by INTERNEURON or its distributor to third parties other than its affiliates or distributors after approval of the NDA.

         1.9 "GOVERNMENTAL AGENCY" shall mean any federal or state government authority that has jurisdiction over the manufacture, marketing, use and distribution of the Product and includes, but is not limited to, the Food and Drug Administration (FDA), Federal Trade Commission (FTC), Environmental Protection Agency (EPA) and Drug Enforcement Agency (DEA).

         1.10 "COST" shall include material, labor consumed and all applied production overhead as defined in Schedule B.

         1.11 "FDA's cGMP's" shall mean current good manufacturing practices required by the FDA for the production of the PRODUCT as set forth under 21 CFR 210 and 211.

                                   2. QUANTITY

         2.1 Subject to the terms and conditions hereinafter set forth, BOEHRINGER shall manufacture and sell to INTERNEURON and INTERNEURON shall purchase from BOEHRINGER, such orders for the PRODUCT as shall be placed from time to time by INTERNEURON on its own behalf and on behalf of its distributor for sale in the United States during the Initial Term (as hereinafter defined in Paragraph 3.1 hereof) of the Agreement. Subject to the terms and conditions contained herein, BOEHRINGER shall convert the ACTIVE INGREDIENT, supplied to BOEHRINGER, into PRODUCT and shall package, label and otherwise prepare for the market the PRODUCT, all in accordance with the SPECIFICATIONS.

                              3. TERM OF AGREEMENT

         3.1 The term of this Agreement shall extend from the date first set forth above and shall continue through the Initial Term, which is defined as the period following the date of final written approval of INTERNEURON's NDA from the FDA of the PRODUCT through December 31, 1998.

         3.2 INTERNEURON may terminate its obligations under this Agreement upon written notice, at any time before approval or up to ninety (90) days after approval of the PRODUCT's NDA, if INTERNEURON decides for commercial reasons that neither it nor its distributor will market or promote the PRODUCT in the United States. In such event, INTERNEURON shall pay to BOEHRINGER the sum Four Hundred Fifty Thousand ($450,000) dollars and reimburse BOEHRINGER as provided in Paragraphs 3.8, 4.18 and 12.4. INTERNEURON's obligation to purchase minimum quantities of PRODUCT, during the Initial Term, pursuant to Paragraph 3.5, would cease upon termination under the operation of this Paragraph.

         3.3 This Agreement may be terminated by written notice by either INTERNEURON or BOEHRINGER in the event that the other is in breach of this Agreement or has defaulted in any material manner and shall have failed to remedy such breach or default within sixty (60) days after notice thereof from the other party.

         3.4 In the event INTERNEURON fails to secure approval from the FDA to market the PRODUCT by November 23, 1997, BOEHRINGER may upon written notice terminate this Agreement unless INTERNEURON agrees to pay to BOEHRINGER $62,500 for each three (3) month period (or a part thereof) commencing November 23, 1997 until the NDA receives FDA approval or the NDA is withdrawn. Payments to BOEHRINGER pursuant to this paragraph shall be made within thirty (30) days of the end of each three (3) month period. If FDA approval once received, is later withdrawn or suspended for a period of six (6) months, BOEHRINGER or INTERNEURON may at its option and upon written notice terminate this Agreement. If after LAUNCH, the DEA changes the PRODUCT to a Schedule I or II drug, either BOEHRINGER or INTERNEURON may at its option and upon written notice terminate this Agreement.

         3.5 INTERNEURON shall be required to purchase a minimum of five (5) BATCHES of PRODUCT during each twelve (12) month period or part thereof of the Initial Term, except that Product produced for INTERNEURON prior to LAUNCH shall be credited towards satisfying INTERNEURON's minimum purchase obligation during the first twelve (12) month period of the Initial Term. In the event INTERNEURON fails to purchase the minimum quantities set forth in this Paragraph 3.5, INTERNEURON shall pay to BOEHRINGER a sum equal to the difference between the price of such minimum quantities pursuant to Paragraph 7.1 based on a blended price computed by deriving the weighted average of the prices of the packaged sizes ordered by INTERNEURON in the last three (3) month order period and in the event no orders were placed, then based on the price of bottles of 60. Payment to be made within thirty (30) days of receipt of BOEHRINGER's invoice. INTERNEURON's obligation to purchase the foregoing minimum quantities shall be suspended in the event that INTERNEURON's inability to purchase such quantities is attributable solely to the fault of BOEHRINGER.

         3.6 If either INTERNEURON or BOEHRINGER shall commence as debtor to any proceedings under any bankruptcy, insolvency, reorganization, readjustment of debt, dissolution or liquidation law or statute of the Federal Government or any State Government or any subdivision of either now or hereafter in effect; or if any such proceedings shall be commenced against either party, or any trustee or receiver in respect of either party shall be appointed in any such proceedings, and any such party shall by any act or failure to act indicate approval of, or consent to or acquiescence in such proceedings or in the appointment of any such trustee or receiver; or if any such proceedings brought against either party shall be approved by any court or shall remain undismissed for thirty (30) days; or if any warrant of attachment shall be issued against all, or substantially all, of the assets of either party and shall not be released within thirty (30) days after its levy, then, in any such case, such other party not involved in such proceedings, other than as a creditor, shall have the option to terminate this Agreement by written notice and upon the giving of such notice this Agreement shall immediately terminate.

         3.7 If upon approval of INTERNEURON's NDA or during the Initial Term of this Agreement, the PRODUCT, which is represented to be a Schedule IV drug, is required by the FDA to be identified under 21 CFR 1308.13 as a Schedule III drug, then the parties shall meet to determine the changes to be required in the manufacturing facilities to enable BOEHRINGER to manufacture and/or store the PRODUCT. The additional COSTS, if any, associated with a change in Schedule shall be identified by BOEHRINGER. BOEHRINGER may upon written notice terminate this Agreement unless INTERNEURON agrees to pay to BOEHRINGER the additional COSTS required to enable BOEHRINGER to manufacture and/or store such Schedule III drug. Notwithstanding anything to the contrary, BOEHRINGER shall not be required or obligated to alter its facilities to manufacture or store Schedule I or II drugs in the event that the PRODUCT is required to be listed as a Schedule I or II drug.

         3.8 Upon the expiry, termination or cancellation of this Agreement by either party, for any reason other than BOEHRINGER's breach, INTERNEURON shall purchase from BOEHRINGER all remaining PRODUCT which was ordered by INTERNEURON at the price then in effect or in the case of work-in-process at BOEHRINGER's COST. Ingredients (other than the ACTIVE INGREDIENT) and any packaging and/or labeling components which are used to manufacture the PRODUCT shall be purchased by INTERNEURON at BOEHRINGER's COST. The foregoing, as well as any ACTIVE INGREDIENT, shall be shipped to INTERNEURON, or its designee F.O.B. BOEHRINGER's warehouse in Danbury, Connecticut. INTERNEURON shall also be responsible for reimbursing BOEHRINGER for any actual out-of-pocket costs incurred by BOEHRINGER as the result of binding purchase commitments it has made with respect to the PRODUCT, but which BOEHRINGER cannot terminate prior to the termination or cancellation of the Agreement. Notwithstanding the foregoing, BOEHRINGER shall purchase from INTERNEURON such quantities of packaging components and /or ingredients that it can use itself at its Danbury, Connecticut manufacturing facility.

                                 4. PERFORMANCE

         4.1 INTERNEURON shall supply BOEHRINGER with copies of the chemical, manufacturing control and approved labeling sections of the NDA and any amendments thereto, which shall be identified as SPECIFICATIONS and attached as Exhibit A. INTERNEURON shall cooperate fully with BOEHRINGER in providing technical assistance and associated services to enable BOEHRINGER to produce the PRODUCT, labeling components and packaging components in conformity with the SPECIFICATIONS. BOEHRINGER will manufacture PRODUCT in accordance with FDA cGMP's. Any process deviations, associated with manufacturing , packaging, labeling or testing the PRODUCT will be reported by BOEHRINGER to INTERNEURON.

         4.2 Except for the ACTIVE INGREDIENT, and finished camera ready art for all labeling, which will be provided by or on behalf of INTERNEURON, BOEHRINGER shall supply all other ingredients and all packaging and labeling components as set forth in the SPECIFICATIONS. INTERNEURON shall also advise BOEHRINGER of the identity of the PRODUCT's distributor so that the labeling components are properly prepared.

         4.3 The ACTIVE INGREDIENT required by BOEHRINGER for the manufacture of PRODUCT will be supplied by or on behalf of INTERNEURON at no charge, in lot size quantities as determined by the manufacturer of the ACTIVE INGREDIENT.

         4.4 With respect to the ACTIVE INGREDIENT, INTERNEURON shall provide to BOEHRINGER a copy of any Supplement to the NDA, as submitted to the FDA and the changes thereto. In the event BOEHRINGER considers such change(s) may affect its manufacture of the PRODUCT, BOEHRINGER may run such additional validation testing as both BOEHRINGER and INTERNEURON deem necessary, the COST of such additional testing shall be billed to and paid for by INTERNEURON.

         4.5 INTERNEURON, or the ACTIVE INGREDIENT supplier shall test or cause to be tested the ACTIVE INGREDIENT prior to delivery to BOEHRINGER. A written certificate of analysis shall be sent to BOEHRINGER by INTERNEURON with the shipment.

         4.6 Upon receipt of the ACTIVE INGREDIENT in bulk form, BOEHRINGER shall inspect such ACTIVE INGREDIENT and assay samples thereof in accordance with the same monograph procedures provided by and used by INTERNEURON or the ACTIVE INGREDIENT supplier, attached as Exhibit C and as modified from time to time. BOEHRINGER shall notify INTERNEURON within twenty-eight (28) business days of receipt of any shipment of ACTIVE INGREDIENT which does not meet monograph specifications and shall cooperate with INTERNEURON or the ACTIVE INGREDIENT supplier in verifying the non-conformity of such ACTIVE INGREDIENT.

         4.7 Any questions raised by BOEHRINGER with respect to the ACTIVE INGREDIENT or the certificate of analysis shall be directed to INTERNEURON, who shall use its best efforts to quickly answer such questions and/or investigate the cause of any non-conformity. BOEHRINGER's COSTS for testing any non-conforming ACTIVE INGREDIENT and for returning it to INTERNEURON or the supplier of the ACTIVE INGREDIENT, shall be paid by INTERNEURON. Except as otherwise set forth herein, upon delivery to the carrier, BOEHRINGER shall have no liability with respect to the non-conforming ACTIVE INGREDIENT.

         4.8 Failure of BOEHRINGER to give written notice to INTERNEURON within twenty-eight (28) business days of receipt that any shipment of ACTIVE INGREDIENT does not meet SPECIFICATIONS shall constitute the presumption that such ACTIVE INGREDIENT does meet SPECIFICATIONS. Notwithstanding any other provision of this Agreement, BOEHRINGER shall not be liable for losses of ACTIVE INGREDIENT or PRODUCT caused by the failure of ACTIVE INGREDIENT to meet SPECIFICATIONS if such failure could not have been detected by BOEHRINGER at the time of delivery or if the ACTIVE INGREDIENT was produced following a route of synthesis different than the route of synthesis described in the PRODUCT's NDA.

         4.9 BOEHRINGER agrees that it will use the ACTIVE INGREDIENT only for the purpose of manufacturing PRODUCT for INTERNEURON. INTERNEURON or its designee shall at all times have sole title to all ACTIVE INGREDIENT and to finished camera ready art for labeling supplied by INTERNEURON or its designee to BOEHRINGER hereunder. All ACTIVE INGREDIENT, and any other materials supplied by INTERNEURON or its designee and PRODUCT manufactured hereunder shall be clearly identified as the property of INTERNEURON. Upon the termination or expiry of this Agreement, the ACTIVE INGREDIENT and other materials supplied by INTERNEURON or its designee remaining in the possession of BOEHRINGER which have not been manufactured and packaged as PRODUCT shall be returned to INTERNEURON or its designee pursuant to Paragraph 3.8.

         4.10 INTERNEURON shall arrange and pay for transportation and transit insurance for the shipment of the ACTIVE INGREDIENT to BOEHRINGER's facility in Connecticut and its return to INTERNEURON or its designee, if necessary. INTERNEURON will cooperate with BOEHRINGER so that each shipment of the ACTIVE INGREDIENT shall arrive at BOEHRINGER's facility not more than one hundred eighty (180) days, but at least ninety (90) days prior to its planned use (based upon INTERNEURON's forecast) by BOEHRINGER.

         4.11 The parties agree, that except as otherwise provided in Paragraphs 4.8, 4.13, 14.2 and this Paragraph, BOEHRINGER shall not be liable to INTERNEURON for any loss, damage, or destruction of the ACTIVE INGREDIENT. During the term of this Agreement, BOEHRINGER shall maintain insurance against the risk of damage to or loss of ACTIVE INGREDIENT and other materials supplied by INTERNEURON or its designee hereunder and PRODUCT manufactured by BOEHRINGER. BOEHRINGER's insurance policy shall include INTERNEURON as an additional insured. BOEHRINGER shall furnish INTERNEURON, at its request, with certification of insurance showing the above coverage, signed by an authorized agent of the insurance company.

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

         4.12 BOEHRINGER shall keep appropriate and complete records to monitor inventory levels and utilization of the ACTIVE INGREDIENT, and materials provided by INTERNEURON or its designee, and the PRODUCT. Copies of such reports shall be forwarded to INTERNEURON within twenty (20) days of the end of each calendar quarter or more frequently as requested by INTERNEURON, but in no event more than once per month. INTERNEURON or its designee shall be given access to BOEHRINGER's facilities to visually inspect the ACTIVE INGREDIENT and any inventories of materials it provides to BOEHRINGER as set forth in Paragraph 13.1.

         4.13 In manufacturing PRODUCT and in conducting quality control tests some losses of ACTIVE INGREDIENT are considered inevitable and expected. Losses of ACTIVE INGREDIENT in excess of five (5%) percent of the amount of ACTIVE INGREDIENT used annually during the manufacture of the PRODUCT or in conducting quality control tests is considered to be excessive. BOEHRINGER shall take all reasonable steps to minimize ACTIVE INGREDIENT losses. BOEHRINGER shall provide to INTERNEURON an inventory reconciliation report for each lot of ACTIVE INGREDIENT. Such report shall be forwarded to INTERNEURON within thirty (30) days after each lot of ACTIVE INGREDIENT is completely utilized. BOEHRINGER shall reimburse INTERNEURON, or issue a credit to INTERNEURON, offsetable within sixty (60) days of the end of a calendar year for any loss of the ACTIVE INGREDIENT in the actual manufacturing/testing process, which is in excess of five (5%) percent of the amount of ACTIVE INGREDIENT required to manufacture the number of BATCHES of PRODUCT delivered to INTERNEURON or its designee during such calendar year. For the purposes of this paragraph, the ACTIVE INGREDIENT shall be valued at the lowest cost available to INTERNEURON, (presently [******]/kg.) .

         4.14 BOEHRINGER agrees that, during the term of this Agreement and for three (3) years following termination, it will not manufacture the PRODUCT for, nor sell the PRODUCT to, any person other than INTERNEURON, (provided INTERNEURON or its designee, is still actively marketing or promoting the PRODUCT). BOEHRINGER recognizes that the confidentiality obligations as set forth in Paragraph 10 survives the expiry or termination of this Agreement.

         4.15 BOEHRINGER shall test and release the PRODUCT prior to shipment to INTERNEURON or its designee. The number and location of shipping point(s), shall be agreed upon by the parties, but in no event shall the number of shipping points exceed eight (8). BOEHRINGER shall be under no obligation to ship PRODUCT to any shipping points in quantities that do not constitute full pallet load(s) of each package size.

         4.16 INTERNEURON or its designee may test or cause to be tested the PRODUCT after receipt. If, within forty-six (46) calendar days after receipt of the PRODUCT by INTERNEURON or its designee, INTERNEURON notifies BOEHRINGER in writing that the PRODUCT does not meet SPECIFICATIONS, BOEHRINGER shall with reasonable promptness replace all such non-conforming PRODUCT, with PRODUCT meeting SPECIFICATIONS at no cost to INTERNEURON. BOEHRINGER shall bear freight, tax, insurance and any actual out-of-pocket cost incurred by INTERNEURON in transporting such replacement PRODUCT to one of INTERNEURON's eight (8) designated shipping points.

The parties acknowledge that BOEHRINGER shall not be responsible for any loss, costs or claims associated with such non-conforming PRODUCT, if INTERNEURON or its designee have shipped PRODUCT to their customers either prior to ascertaining the results of any pre- release testing performed by INTERNEURON and/or its designee or if INTERNEURON or its designee has negligently performed such test. Notwithstanding the foregoing, it is understood and agreed by the parties that INTERNEURON or its designee shall have no obligation to test each batch of the PRODUCT provided to it by BOEHRINGER. Notification by INTERNEURON to BOEHRINGER of non-conforming PRODUCT shall indicate the SPECIFICATION claimed to be unmet and the test procedure used in making this conclusion. Non-conforming PRODUCT shall, upon mutual agreement by BOEHRINGER and INTERNEURON and at BOEHRINGER's sole expense, either (i) be returned to BOEHRINGER within a reasonable period of time and relabelled or reworked as permitted in the NDA or if permitted by the FDA or (ii) destroyed. A credit shall be issued by BOEHRINGER within thirty (30) days of agreement that the PRODUCT is non-conforming or such determination of non- conformance is made by an independent testing laboratory. Such credit shall include the cost of any ACTIVE INGREDIENT provided to BOEHRINGER by INTERNEURON or its designee which was destroyed or otherwise lost in connection with such non-conforming PRODUCT. INTERNEURON's or its designee's failure to notify BOEHRINGER of a failure to meet SPECIFICATIONS within forty-six (46) calendar days after INTERNEURON's receipt of PRODUCT shall constitute irrevocable acceptance of such PRODUCT by INTERNEURON.

          If the analysis or assay of a sample of the PRODUCT performed by either party differs from the other party's analysis or assay of its sample from the same shipment or BATCH, the parties shall conduct a joint investigation to determine whether the PRODUCT met SPECIFICATIONS and the cause of the PRODUCT not meeting SPECIFICATIONS.

         4.17 Either of the parties hereunder shall have the right to request changes to the SPECIFICATIONS. Recommendations to change any SPECIFICATIONS shall be in writing. No change in the SPECIFICATIONS shall be implemented by BOEHRINGER, whether requested by INTERNEURON or requested or required by any Governmental Agency, until the parties have agreed in writing to such change and the implementation date of such change. The COSTS associated with any changes to the SPECIFICATIONS requested by INTERNEURON shall be paid by INTERNEURON and any savings shall be credited to INTERNEURON.

         4.18 Inventories of PRODUCT, ingredients (other than ACTIVE INGREDIENT), packaging and labeling components, and in-process work which cannot be used by BOEHRINGER as the result of a change in the SPECIFICATIONS or as the result of the termination or expiration of this Agreement shall be identified by BOEHRINGER and purchased by INTERNEURON from BOEHRINGER at BOEHRINGER's direct, out-of-pocket cost. BOEHRINGER agrees to maintain inventories at levels consistent with its customary business policy.

         4.19 BOEHRINGER shall promptly notify INTERNEURON of any problems or unusual production situations which have the potential to adversely affect production of the PRODUCT, or its timely delivery to INTERNEURON or its distributor. INTERNEURON shall promptly notify BOEHRINGER of any problems which have the potential to affect INTERNEURON's obligation to deliver ACTIVE INGREDIENT to BOEHRINGER.

         4.20 In the event BOEHRINGER shall be unable to manufacture or have manufactured and deliver PRODUCT in sufficient quantities to satisfy INTERNEURON's forecasted requirements, (due to any cause, except an act or omission of INTERNEURON or its designee), and such inability shall continue or is projected to persist for a period in excess of ninety (90) days, INTERNEURON may manufacture the PRODUCT, or have the PRODUCT manufactured by a third party, during the continuation of such period of inability to manufacture. BOEHRINGER shall inform INTERNEURON of the expected duration of its inability to manufacture PRODUCT and shall keep INTERNEURON informed on a timely basis of developments during any such period of time. The parties shall cooperate to expedite the scheduling of the resumption of manufacture of PRODUCT by BOEHRINGER when any such inability has been alleviated.

         4.21 INTERNEURON shall have the right to qualify a second source of supply at any time during the term of this Agreement. The PRODUCT produced by such second source during the process of validating the second source, and/or thereafter during the term of this Agreement, may be sold by INTERNEURON itself or through its distributor in the United States without being considered a breach of this Agreement, provided, however, that (a) INTERNEURON may obtain from such second source an amount of PRODUCT equal to a maximum of ten percent (10%) of any amount of the PRODUCT produced by BOEHRINGER for so long as BOEHRINGER's annual production amount of the PRODUCT supplied to INTERNEURON in such calendar year is less than 113 million capsules of PRODUCT; and (b) if BOEHRINGER's annual production amount of PRODUCT supplied to INTERNEURON is greater than 113 million capsules of PRODUCT, INTERNEURON shall have the right to obtain all or any part of its requirements of the PRODUCT in excess of 113 million capsules of PRODUCT from such second source.

         4.22 BOEHRINGER shall initiate and maintain a product stability program according to the stated commitment described in INTERNEURON's NDA. Any results not meeting the SPECIFICATIONS will be reported to INTERNEURON within twenty-four (24) hours.

                  5. ADVERSE DRUG AND PRODUCT COMPLAINT REPORTS

         5.1 INTERNEURON or its designee shall be responsible for reporting to the FDA, if required, any adverse drug experiences associated with the PRODUCT and for modifying the PRODUCT's labeling if necessary. On a quarterly basis, for the first contract year and annually thereafter, BOEHRINGER shall be provided with a copy of all adverse drug reports that have been submitted to the FDA by INTERNEURON.

         5.2 If BOEHRINGER receives any reports of adverse drug experience associated with the PRODUCT, or other complaints about the PRODUCT, BOEHRINGER shall provide INTERNEURON with a copy of such report(s) within three (3) business days of the receipt of same, except that reports of serious injury or death shall be reported by BOEHRINGER within two (2) business days, with a written report to follow promptly thereafter. INTERNEURON or its designee shall be responsible for investigating such reports, for reporting them to the FDA, or other Governmental Agency, if necessary, and for corresponding with the complainant. BOEHRINGER shall cooperate fully with INTERNEURON or its distributor to help INTERNEURON investigate adverse events or product complaints involving the manufacture of the PRODUCT, whether initially reported to BOEHRINGER or INTERNEURON, but BOEHRINGER shall not be required to perform any test or analysis that would not customarily be performed by BOEHRINGER had BOEHRINGER been the NDA holder. The COST of any testing undertaken by BOEHRINGER at INTERNEURON's request shall be borne by INTERNEURON.

                               6. ORDER PROCEDURE

         6.1 INTERNEURON agrees to purchase the PRODUCT in production BATCH quantities or multiples thereof.

         6.2 PRODUCT shall be ordered on INTERNEURON or its designees' standard purchase order forms (the "Purchase Order").

         6.3 The only function of the Purchase Order is to set forth the quantities of PRODUCT desired by package size and the desired delivery dates for the quantity of PRODUCT ordered and destination of the PRODUCT. Within five (5) business days, BOEHRINGER will either acknowledge receipt of INTERNEURON's Purchase Order on BOEHRINGER's standard acknowledgment form, or contact INTERNEURON about BOEHRINGER's ability to supply quantities of PRODUCT in excess of the forecast, and /or alternative ship dates which shall be agreed to in writing using the purchase order form and acknowledgment form. Except as otherwise set forth above, the only function of BOEHRINGER's acknowledgment form is to acknowledge receipt of INTERNEURON's Purchase Order. All other terms and conditions of either the Purchase Orders or the acknowledgment forms are void and of no effect, and the terms and conditions of this Agreement shall control.

         6.4 A twelve (12) month rolling forecast of purchases of the PRODUCT, including desired delivery dates, shall be submitted to BOEHRINGER every month during the term of this Agreement. Except for the initial order, the first three
(3) months of each forecast shall be a firm order by INTERNEURON, against which BOEHRINGER is authorized to institute production and INTERNEURON is authorized to give shipping orders. Together with the issuance of INTERNEURON's next forecast, INTERNEURON shall forward to BOEHRINGER a new purchase order for the new month of the firm order requirement. INTERNEURON will exercise reasonable efforts to level load its production requirements in recognition of BOEHRINGER's finite capacity and the lead times necessary for production. Except for the quantities of PRODUCT ordered for the LAUNCH, BOEHRINGER will exercise reasonable efforts to ship the quantities ordered, including up to twenty-five (25%) percent in excess of the forecast, within ninety (90) days of receipt of INTERNEURON's Purchase Orders, and within one hundred eighty (180) days for orders for those amounts which are in excess of twenty-five (25%) percent of the forecast. Notwithstanding the foregoing and considering BOEHRINGER's required ninety (90) day lead time for production, INTERNEURON shall not submit orders for PRODUCT which shall require production by BOEHRINGER after December 31, 1998.

         6.5 The parties acknowledge that as of the date of this Agreement, BOEHRINGER's encapsulation capacity working one(1) shift per day is at 2.4M capsules per week. It is agreed by the parties that BOEHRINGER's production of the PRODUCT is not limited to one shift per day. Notwithstanding the foregoing, BOEHRINGER shall be under no obligation to fill orders in excess of 226 million capsules per year.

         6.6 Except for Product manufactured for LAUNCH, PRODUCT manufactured by BOEHRINGER shall not be held in bulk or packaged and labeled form for greater than six (6) months prior to shipment to INTERNEURON or its designee.

                                  7. PAYMENTS

         7.1 BOEHRINGER agrees to sell and INTERNEURON agrees to purchase the PRODUCT manufactured by BOEHRINGER at the prices set forth in Exhibit C attached hereto and made a part hereof, F.O.B. Danbury, Connecticut. PRODUCT produced pursuant to INTERNEURON's Purchase Order(s) which is manufactured on an accelerated basis (delivery requested by INTERNEURON or its designee and delivered in less than one hundred twenty (120) days after receipt of components which are to be provided by INTERNEURON), will be priced to reflect a 10% premium on delivery price for such effort. All PRODUCT shall be invoiced at the time BOEHRINGER releases the PRODUCT. Payment terms are net 30 days. All payments to BOEHRINGER shall be by wire transfer to BOEHRINGER's account No. 68403, The Northern Trust Company, Chicago, Illinois, ABA # 071000152.

         7.2 The parties agree that the purchase prices set forth in Exhibit D shall remain in effect through December 31, 1995 and the prices set forth in Exhibit D shall remain in effect through December 31, 1996. Thereafter, BOEHRINGER shall notify INTERNEURON by November 30 of each year during the term of the Agreement and the prices for the subsequent year shall be increased or decreased annually on all orders for delivery after January 1 to reflect any increase or decrease in COSTS incurred by BOEHRINGER in purchasing the ingredients of the PRODUCT, and/or the packaging and/or labeling components and labor and/or overhead for the next calendar year but in no event shall any annual price increase exceed seven (7%) percent, except if there is a change in the SPECIFICATIONS as set forth in Paragraph 4.17. The elements that constitute overhead are set forth in Exhibit B which if changed pursuant to a change in BOEHRINGER's policy, shall be applied to all parties for whom BOEHRINGER is providing third party manufacturing services. In addition to any price increase as set forth above, in the event that annual production quantities are in excess of 113 million capsules in any twelve(12) month period, the cost of PRODUCT in excess of 113 million during the remainder of such twelve (12) month period shall be increased by two (2%) percent ; provided, however, that BOEHRINGER offset any such price increases by amounts saved by BOEHRINGER due to economics of scale resulting from such increased production quantities.

         7.3 During the Term of this Agreement, INTERNEURON shall have the right to have a certified public accounting firm to which BOEHRINGER has no reasonable objection, examine the relevant books and records of BOEHRINGER, and shall certify to INTERNEURON that BOEHRINGER's calculation of costs of production of the PRODUCT was made in accordance with generally accepted accounting principles. The cost of such review is to be paid for by INTERNEURON, unless the certified public accounting firm cannot make the foregoing certification, in which case the cost of the audit shall be paid by BOEHRINGER.

                               8. LABELS, LABELING

         8.1 INTERNEURON shall specify the trade name, tradedress, trademark and the name of the distributor which will appear on the label, and package inserts identifying the PRODUCT. INTERNEURON or its designee will supply BOEHRINGER with finished camera art for all labeling. INTERNEURON will also specify the exact wording which is to appear on all labels and package inserts. No labels or labeling shall be used by BOEHRINGER which have not first been approved by INTERNEURON.

         8.2 BOEHRINGER shall have responsibility for ordering and purchasing all inactive ingredients, packaging components and labeling components pursuant to the NDA and SPECIFICATIONS.

                                  9. TRADEMARKS

         9.1 The trademark(s) selected by INTERNEURON for use with the PRODUCT shall be those which have been duly licensed to INTERNEURON or its designee and to which INTERNEURON has the right to permit BOEHRINGER to use for purposes of performing this Agreement. BOEHRINGER shall not pay any of the expenses incurred in either securing registration for and maintaining any trademark to be used by INTERNEURON.

         9.2 BOEHRINGER recognizes and agrees that it will have no right in or to the said trademark(s), except as otherwise provided in this Agreement.

                               10. CONFIDENTIALITY

     10.1 Each party undertakes to keep secret and confidential and not to disclose to any third party, except as it is necessary in carrying out the purposes of this Agreement, during the term of this Agreement and for a period of five (5) years thereafter, any information, data or know-how disclosed to it by the other party or otherwise pursuant to this agreement.

     10.2     The confidential obligations of this article shall not apply to:

                  a.  information, data and know-how which at the time of
                           disclosure is in the public domain or publicly known or available;

                  b.  information, data and know-how which, after
                           disclosure, becomes part of the public domain or publicly known or available by publication or otherwise, except by breach of this Agreement by the receiving party.

                  c.  information, data and know-how which the receiving
                           party can establish was in its possession at the time of disclosure by the other party, or was received in good faith from a source other than the other party.

                  d.  information, data or know-how which the receiver derives independently of such disclosure; or

                  e.  information, data, or know-how which must be
                           disclosed as the result of judicial or administrative process or other requirements of law. The party being compelled to disclose, shall provide the other with as much notice as it reasonably can under the circumstances, so that the party not being compelled may, at its option, seek an appropriate order.


                                 11. WARRANTIES

         11.1     BOEHRINGER represents and warrants to INTERNEURON as follows:

                    a. The PRODUCT at the time of delivery to carrier for
                       shipment shall conform to the PRODUCT SPECIFICATIONS and be manufactured, tested and stored in accordance with the SPECIFICATIONS and with FDA's cGMP's DEA regulations, if applicable, and other applicable federal, state and local laws and regulations. Any failure of the PRODUCT to meet the foregoing which is due to a defect in the SPECIFICATIONS, technical material or other supplies (including the ACTIVE INGREDIENT and camera ready art) provided by INTERNEURON to BOEHRINGER shall be excluded from BOEHRINGER's representations and warranties hereunder.

                    b. BOEHRINGER has the right to enter into this Agreement
                       and to undertake the obligations set forth herein.

                    c. AT THE TIME OF DELIVERY TO THE CARRIER, THE PRODUCT SHALL NOT AS THE RESULT OF ITS UNDERTAKINGS OR ITS FAILURE TO PERFORM ITS UNDERTAKINGS AS SET FORTH IN THIS AGREEMENT (I) BE ADULTERATED OR MISBRANDED WITHIN THE MEANING OF SECTION 404 OR 505 OF THE FEDERAL FOOD, DRUG AND COSMETIC ACT, ("THE ACT") AS AMENDED, AND THE REGULATIONS ISSUED THEREUNDER OR WITHIN THE MEANING OF ANY APPLICABLE STATE OR
                           LOCAL LAW, THE ADULTERATION AND MISBRANDING
                           PROVISIONS OF WHICH ARE SIMILAR TO THE FEDERAL ACT,
                           OR (ii)   BE PROHIBITED FROM BEING INTRODUCED INTO
                           INTERSTATE COMMERCE.  EXCEPT AS SET FORTH IN
                           PARAGRAPH 11.1,    BOEHRINGER MAKES NO OTHER
                           WARRANTIES  OF ANY KIND WHATEVER, EXPRESS OR
                           IMPLIED, INCLUDING THE WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHICH WARRANTIES ARE HEREBY DISCLAIMED BY BOEHRINGER
                           AND EXCLUDED FROM THIS AGREEMENT.

                  11.2 INTERNEURON represents and warrants to BOEHRINGER as follows:

                  a. SPECIFICATIONS, label copy, information and materials supplied to BOEHRINGER shall be true, accurate and complete and if applicable, be in compliance with the PRODUCT's NDA and applicable FDA and DEA regulations and other applicable federal, state and local laws and regulations.

                  b. INTERNEURON will use its best efforts to maintain the PRODUCT's NDA and to provide ACTIVE INGREDIENT produced following the validated route of synthesis filed in compliance with cGMP regulations and the PRODUCT's NDA and to identify any changes to the validated manufacturing process, specifications, raw materials, sources of raw materials or the analytical method for the manufacture and testing of the ACTIVE INGREDIENT.


                                  12. INDEMNITY

         12.1 INTERNEURON shall defend, indemnify, protect, save and hold harmless BOEHRINGER and each of its directors, and officers, from all claims, demands, suits, or proceedings for damages, costs (including reasonable attorney's fees), expenses and losses which arise (1) from any claim or charge by a third party for trademark or patent infringement arising out of or in connection with the promotion, marketing, distribution or sale of the

PRODUCT or of the use and manufacture of the PRODUCT in conformity with the NDA or (2) as the result of any breach of this Agreement by INTERNEURON or (3) out of any claim for product liability arising from the use of the PRODUCT; provided, however, that BOEHRINGER will not be indemnified under this Paragraph for any claims arising in whole or in part as the result of the manufacture and packaging of the PRODUCT which fails to conform to the SPECIFICATIONS or is in violation of any of the warranties set forth in Article 11 or (4) from any claim or charge by INTERNEURON's distributor or designees, or as the result of any act of a INTERNEURON distributor or designee resulting from their undertakings or INTERNEURON's under this Agreement.

         12.2 BOEHRINGER will defend, indemnify, protect, save and hold harmless INTERNEURON and each of its directors, and officers from all claims, demands, suits or proceeding for damages and costs (including reasonable attorney's fees) expenses and losses which arise as the result of BOEHRINGER's failure to provide the PRODUCT in conformity with the SPECIFICATIONS, or breach of this Agreement, or as the result of a violation of its warranties as set forth in Article 11.

         12.3 Except as otherwise provided in Paragraph 4.16, BOEHRINGER shall reimburse INTERNEURON for its expense in the event of a recall, stop sale or governmental action or directive, resulting solely from a breach of this Agreement by BOEHRINGER, to the extent of providing a quantity of conforming PRODUCT to INTERNEURON sufficient to replace that quantity of PRODUCT that was recalled or the subject of such stop sale, governmental action or directive without charge to INTERNEURON and with all transportation charges prepaid as well as for necessary and proven out of pocket expenses incurred in connection with such recall of any PRODUCT.

         12.4 In the event of any claim under Paragraph 12.1, 12.2 or 12.3 hereof, the party claiming the right to indemnity (the "Claimant") shall promptly notify the indemnifying party (the "Indemnitor") in writing of such claim. The notice shall describe such claim in reasonable detail.

         a. Indemnitor shall have twenty (20) days after receipt of such notice to decide whether it will undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense of the tendered claim; provided, however, that Claimant shall have the right to consent to such counsel, which consent shall not be unreasonably withheld. Notwithstanding anything in this Agreement, Claimant shall have the right to employ its own counsel at its own expense if Claimant deems such action necessary or advisable to fully protect its interests.

         b. Indemnitor shall not settle or compromise any action, or consent to the entry of any judgment in any tendered claim, without the written consent of Claimant, which shall not be unreasonably withheld. Indemnitor's obligation to defend and indemnify Claimant shall survive any settlement, compromise or judgment that does not include as an unconditional term thereof the delivery by the underlying claimant or plaintiff to Claimant of a duly executed written release of Claimant from all liability in respect to such action, which release shall be reasonably satisfactory in form and substance to Claimant's counsel.

         c. In the event Indemnitor does not notify Claimant in writing within twenty (20) days after receipt of notice of the tendered claim that it elects to undertake its defense, Claimant shall have the right to contest, settle or compromise such claim, but shall not thereby waive any right to indemnity from Indemnitor for such claim. Notwithstanding the foregoing, Indemnitor shall have the right to assume the defense of such claim with counsel reasonably satisfactory to Claimant at any time prior to settlement, compromise or final determination.

         d. Claimant and Indemnitor shall cooperate fully in the defense of any claim for which indemnity is sought pursuant to this Agreement including providing each other with reasonable access to their employees during regular business hours (including as witnesses) and other reasonably necessary information. Claimant to be reimbursed for any out-of-pocket expense resulting from such cooperation.

         12.5 Effective throughout the term of this Agreement and thereafter, for a period of not less than six (6) years, the parties shall each carry and maintain in full force and effect insurance, or maintain adequate self-insurance reserves, insuring themselves for Commercial General Liability, including Product Liability. In any such insurance policy from an insurance company, each party shall include the other as an additional insured thereon, said insurance policies shall be obtained from an insurance company having a Best's rating of B+, Class IV or higher. Commercial General Liability insurance or adequate reserves providing coverage for liability of not less than $25,000,000 Combined Single Limit, Bodily Injury and Property Damages shall be secured as of the date of the first commercial shipment of PRODUCT. Each party shall furnish the other with certificates of said Commercial General Liability and Product Liability insurance policy naming the other as an additional insured thereon, which shall provide to each party that thirty (30) days prior written notice of cancellation or material changes in said insurance policies shall be given to such other party. The indemnification obligations herein shall apply on a first dollar basis without limitation or reduction due to any deductible or self-insured retention which either party may have under their respective insurance coverage.

         12.6 INTERNEURON shall reimburse BOEHRINGER for any provable damages incurred by BOEHRINGER resulting from a recall, stop sale or governmental action or direction resulting from a breach of this Agreement by INTERNEURON or its designee or early termination, by INTERNEURON including termination pursuant to Paragraph 3.2 or as the result of the removal of the PRODUCT from the market, or the cessation of sale of the PRODUCT prior to the expiry date of this Agreement resulting from a breach of the Agreement by INTERNEURON.

                       13. PRODUCTION FACILITY INSPECTION

         13.1 Appropriate representatives of INTERNEURON or its designee (provided they have executed a confidentiality agreement) shall have the right, as provided in Paragraph 4.12, to inspect those sections of BOEHRINGER's manufacturing, laboratory, packaging and warehousing facilities used in the manufacture, packaging, labeling storage, testing, shipping or receiving of the PRODUCT or its components, and its manufacturing and production batch records, upon forty-eight (48) hours notice and during regular business hours, provided the PRODUCT or its components are actually in the foregoing areas at the time of inspection.

         13.2 With respect to PRODUCT supplied by it, BOEHRINGER shall be responsible for all process and equipment validation required by the FDA and shall take all steps necessary to pass government inspection by the FDA, DEA or other GOVERNMENTAL AGENCY. BOEHRINGER shall also assist INTERNEURON in preparing and updating any required regulatory submission and all other documents required by the FDA for approval of the PRODUCT, including providing INTERNEURON with a right of reference to any Drug Master File for the facility provided such request is made on reasonable notice; BOEHRINGER has the capacity to provide such assistance and BOEHRINGER is reasonably compensated for such assistance. BOEHRINGER will make no amendment to such Drug Master File without notification to INTERNEURON. BOEHRINGER shall maintain all appropriate original regulatory documents retention samples and records relating to its responsibilities with respect to the manufacturing of the PRODUCT according to cGMP's. Copies of the PRODUCT's manufacturing and packaging batch records and certificates of analysis will be provided to INTERNEURON and or its designee upon request.

         13.3 In the event that BOEHRINGER's facilities are the subject of an inspection by any duly authorized agency of the federal, state, local or any foreign government and the inspection is specific for the PRODUCT, BOEHRINGER shall thereafter notify INTERNEURON of such inspection within one (1) business day and shall promptly thereafter provide to INTERNEURON a written summary of findings as directly relates to the manufacture of the PRODUCT and corrective action(s) taken or planned by BOEHRINGER. Any Form 483 comments related to the PRODUCT shall be provided to INTERNEURON. Any response to such 483 comments shall be provided to INTERNEURON.

        13.4 In the event that INTERNEURON's facilities or the facilities of the manufacturer of the ACTIVE INGREDIENT, are the subject of an inspection by any duly authorized agency of the federal, state, local or any foreign government and the inspection is specific for the ACTIVE INGREDIENT, INTERNEURON shall notify BOEHRINGER of such inspection within one day from INTERNEURON's notice. INTERNEURON shall thereafter use its best efforts to provide BOEHRINGER with any information about such inspection which may effect the ACTIVE INGREDIENT or BOEHRINGER's manufacture of the Product.

                   14. SAFETY; ACCIDENTS DURING TRANSPORTATION

         14.1 INTERNEURON shall furnish or cause to be furnished BOEHRINGER with material safety data sheets for ACTIVE INGREDIENT supplied by INTERNEURON or the ACTIVE INGREDIENT supplier hereunder.

         14.2 In the event of an accidental release of ACTIVE INGREDIENT or PRODUCT, as between BOEHRINGER and INTERNEURON, responsibility for cleaning up any spilled ACTIVE INGREDIENT or PRODUCT, disposing of same in accordance with applicable laws and regulations and notifying appropriate authorities shall be allocated as follows:

                      a. INTERNEURON shall have such responsibility with respect to the ACTIVE INGREDIENT from the time it leaves INTERNEURON or its designee's facility until it arrives at BOEHRINGER's facilities in Danbury, Connecticut.

                      b. INTERNEURON shall have such responsibility with respect to PRODUCT from the time it is loaded aboard transportation equipment or otherwise delivered at the FOB Point for PRODUCT specified in Paragraph 7.1.

                      c. BOEHRINGER shall have such responsibility with respect to the ACTIVE INGREDIENT, from the time it arrives at the FOB Point for ACTIVE INGREDIENT specified in Article 3.8; with respect to PRODUCT, until such time as it is loaded aboard transportation.

                       d. BOEHRINGER and INTERNEURON shall each advise each other of any accidental spill or discharge of ACTIVE INGREDIENT or PRODUCT in transit promptly after learning of such spill or discharge.


                          15. SAFETY AND ENVIRONMENTAL

         15.1      In performing services hereunder, BOEHRINGER shall:

         a. not utilize INTERNEURON's SPECIFICATIONS and other technical information to manufacture and/or package PRODUCT until a safe procedure of operation has been established and mutually agreed upon;

         b. permit INTERNEURON or its designated representative to inspect BOEHRINGER's facilities as provided in Paragraph 13.1 where PRODUCT is manufactured, packaged, labeled, tested or stored to evaluate BOEHRINGER's work practices; review BOEHRINGER's compliance with applicable safety, health, and environmental regulations and good manufacturing practices and procedures; and evaluate BOEHRINGER's capability for responding effectively to any spills or releases of hazardous materials utilized or produced by

                  BOEHRINGER in the manufacture or PRODUCT; INTERNEURON will provide a copy of any such evaluations to BOEHRINGER;

         c. except as otherwise provided for herein, report to INTERNEURON, as soon as possible, all environmental accidents related to the manufacture and/or packaging of the PRODUCT which:

                       (1) result in personal injuries requiring more
                            than first aid treatment or
                       (2) result in illness and/or loss of consciousness; or
                       (3) result in property damage; or
                       (4) result in environmental damage; or
                       (5) any other accident which potentially could result in
                            serious consequences.

                  d. prior to commencement of manufacture and/or packaging of PRODUCT using INTERNEURON's SPECIFICATIONS and other technical information, and at least once during each contract year, BOEHRINGER will permit INTERNEURON or its designated representative to review BOEHRINGER's licenses and permits relating to the facilities and operations utilized by BOEHRINGER in the manufacture and/or packaging of PRODUCT. Such review shall be conducted during ordinary business hours, on mutually agreeable dates; and

                  e. identify to INTERNEURON all haulers and disposal sites utilized for disposal of waste material generated by BOEHRINGER in connection with the manufacture and/or packaging of PRODUCT and BOEHRINGER will permit, or cause those with whom BOEHRINGER contracts for the disposal of waste to permit, INTERNEURON or its designated representative to visit all disposal sites for hazardous waste as defined in 40 CFR 261, generated in connection with the manufacture and/or packaging of PRODUCT.

                                16. GENERAL TERMS

                  16.1 This Agreement shall be governed and construed in accordance with the laws of the State of Connecticut and any and all disputes arising under or concerning this Agreement shall be before the Courts of the State of Connecticut.

                  16.2 Any notice, required or permitted to be given under this Agreement, shall be deemed sufficient if: sent prepaid through a nationally recognized overnight courier service such as Federal Express, to the other party to the address shown below or to such other address as either party may designate pursuant to these provisions. Any notice sent pursuant to this paragraph shall be deemed received one (1) business day after it is sent.

                      If to BOEHRINGER:
                       President
                       Boehringer Ingelheim
                       Pharmaceuticals, Inc.
                       900 Ridgebury Road
                       Ridgefield, CT  06877
                       Copy to Corporate Counsel


                      If to INTERNEURON:
                       President
                       Interneuron Pharmaceuticals, Inc.
                       99 Hayden Avenue
                       Lexington, MA 02173
                       Copy to Corporate Counsel

                  16.3 No liability shall result from delay in performance in whole or in part if performance has been made impracticable by compliance in good faith with any applicable or domestic governmental regulations or order whether or not it later proves to be invalid, or by the occurrence of a contingency the non- occurrence of which was a basic assumption on which this Agreement was made, including, but not limited to, acts of God, fire, flood, accident, riot, war, sabotage, strike, labor trouble or shortage, embargo. If any such circumstances affect only a part of BOEHRINGER's capacity to perform, BOEHRINGER shall have the right to allocate production and deliveries among all of its customers and its own requirements based on their previous purchases over the immediately proceeding twenty four (24) month period prior to such fire, flood, etc. Quantities affected by this paragraph may, at the option of either party, be eliminated from the Agreement without liability, but the Agreement shall remain otherwise unaffected.

                  16.4 The failure of either INTERNEURON or BOEHRINGER to insist on the strict performance of any provision or to take advantage of any right hereunder shall not be construed as a waiver or any subsequent performance of such provision or right.

                  16.5 The headings and captions contained herein are for reference only and shall not constitute a substantive part of this Agreement.

                  16.6 The parties are and will remain at all times independent contractors, and no agency, partnership, joint venture or employment relationship exists between them.

                  16.7 This Agreement may not be assigned by any of the parties without the prior written consent of the others (which consent shall not be unreasonably withheld) except to an affiliate (meaning any business entity controlled by, controlling or under common control with INTERNEURON or BOEHRINGER. "Control" shall mean direct or indirect beneficial ownership of forty percent (40%) or more of the voting stock or a forty percent (40%) or greater interest in the income thereof) or in the case of sale or transfer of all or substantially all of its assets or business by way of acquisition, consolidation or merger.

                  16.8 If any provisions of this Agreement are held invalid or unenforceable, by a Court or body of competent jurisdiction unless the invalidity or unenforceability substantially frustrates the underlying intent and sense of the remainder of the Agreement, such invalidity and unenforceability shall not affect the validity or enforceability of any other provisions of the Agreement except those where the invalidated or unenforceable provisions comprise an integral part of, or are otherwise clearly inseparable from, the intent and sense of the Agreement. In the event any provision is held invalid or unenforceable, the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement and upon so agreeing, shall incorporate such substitute provision in this Agreement.

                  16.9 This document contains the entire agreement between the parties pertaining to its subject matters and shall not be altered or modified, except in a writing signed by the party to be bound by such alteration or modification.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date and year first written above.



BOEHRINGER INGELHEIM                       INTERNEURON PHARMACEUTICALS, INC.
PHARMACEUTICALS, INC.

BY:   /s/ R.L. Charles                      BY:   /s/ Dr. Glenn Cooper
     ---------------------                        -------------------------

DATE: November 20, 1995                     DATE: November 21, 1995

The information below marked by * and [ ] (representing 381 pages) has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

                                   EXHIBIT A


                             PRODUCT SPECIFICATIONS

*                                                                             *
*                                                                             *
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*                                                                             *
*                                                                             *
*                                                                             *
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*                                                                             *
*                                                                             *
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*                                                                             *
*                                                                             *
*                                                                             *
*                                                                             *
*                                                                             *

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.


                                   EXHIBIT B


                        ELEMENTS OF PRODUCTION OVERHEAD


*                                                                             *
*                                                                             *
*                                                                             *
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*                                                                             *
*                                                                             *
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*                                                                             *
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*                                                                             *
*                                                                             *
*                                                                             *
*                                                                             *
*                                                                             *
*                                                                             *

The information below marked by * and [ ] (representing 39 pages) has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.


                                   EXHIBIT C

                        ACTIVE INGREDIENT SPECIFICATIONS
                                  AND METHODS

*                                                                             *
*                                                                             *
*                                                                             *
*                                                                             *
*                                                                             *
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*                                                                             *
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
The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.



                                   SCHEDULE D

                                      BIPI
                              DEXENFLURAMINE 15 MG
                              1996 DELIVERY PRICES


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